Exhibit 99.2

YOUR VOTE IS IMPORTANT

Unless you are voting on the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the annual meeting. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your appointment of proxy in the mail or voted on the Internet or by telephone. See the enclosed proxy statement for more details.

Proxy card must be signed and dated on the reverse side.

ê Please fold and detach card at perforation before mailing. ê

STERLINGSOUTH BANK & TRUST COMPANY	Revocable Proxy

This appointment of proxy will be voted as directed, or, if no directions are indicated, will be voted for Proposals 1 and 2, and in the discretion of the proxies with respect to any other matter.

Board recommendation. The Board of Directors recommends a vote FOR approval of the Merger Agreement with BNC Bancorp under Proposal 1 and FOR approval election of the director nominees listed below under Proposal 2.

1. APPROVAL OF THE MERGER AGREEMENT WITH BNC BANCORP.

☐ FOR                                 ☐ AGAINST                                 ☐ ABSTAIN

2. ELECTION OF DIRECTORS:	Instructions: To vote for some nominees but not others, cross out the name(s) of those for whom you do NOT wish to vote.

CLASS II DIRECTORS.	Three directors to serve three-year terms expiring at the Annual Meeting in 2009 or until closing of the merger with the Bank of North Carolina.

(1) Charles T. Hagan III                                 (2) Robert N. Johnston                                 (3) Randall R. Kaplan

☐	FOR all nominees listed above	☐	WITHHOLD authority
	(except as crossed out).		to vote for all nominees listed above

3. OTHER BUSINESS: The Proxies vote in their discretion on any other business properly presented.

(CONTINUED ON REVERSE SIDE)

SterlingSouth Bank & Trust Company	VOTE BY TELEPHONE
c/o Stock Transfer Department P.O. Box 105649 Atlanta GA 30348	Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

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Proxy card must be signed and dated below.

ê Please fold and detach card at perforation before mailing. ê

STERLINGSOUTH BANK & TRUST COMPANY	3202 Northline Avenue, Greensboro, North Carolina 27408

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD JUNE 22, 2006

APPOINTMENT OF PROXY: The undersigned shareholder of SterlingSouth Bank & Trust Company, a North Carolina banking corporation (the “Bank”), hereby appoints Thomas Nelson and Jay Harris, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Bank to be held on June 22, 2006, at 5:30 p.m. local time at the principal offices of the Bank noted above, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, upon the proposal set forth below and described in the proxy statement, in the election of directors and in their discretion on such other matters properly brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

Dated: , 2006

Signature

Signature

Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.